SPARTECH POLYCOM , INC. 401(k)
                     PROFIT SHARING PLAN AND TRUST AGREEMENT




                       TABLE OF CONTENTS


 1.  Effective Date. . . . . . . . . . . . . . . . . . . . . .  2

 2.  Designation of Trust. . . . . . . . . . . . . . . . . . .  3

 3.  Definitions . . . . . . . . . . . . . . . . . . . . . . .  4

 4.  Eligibility and Participation . . . . . . . . . . . . . . 16

 5.  Contributions . . . . . . . . . . . . . . . . . . . . . . 17

 6.  Allocations . . . . . . . . . . . . . . . . . . . . . . . 25

 7.  Limitation on Annual Additions. . . . . . . . . . . . . . 27

 8.  Vested Interest . . . . . . . . . . . . . . . . . . . . . 31

 9.  Withdrawals and Loans. . . . . . . . . . . . . . . .  . . 34

10.  Retirement Benefits . . . . . . . . . . . . . . . . . . . 39

11.  Death Benefit . . . . . . . . . . . . . . . . . . . . . . 41

12.  Payment of Benefits . . . . . . . . . . . . . . . . . . . 42

13.  Administration of Plan. . . . . . . . . . . . . . . . . . 47

14.  Trust Provisions. . . . . . . . . . . . . . . . . . . . . 52

15.  Amendment and Termination . . . . . . . . . . . . . . . . 59

16.  Miscellaneous Provisions. . . . . . . . . . . . . . . . . 62




                 SPARTECH POLYCOM , INC. 401(k)
            PROFIT SHARING PLAN AND TRUST AGREEMENT


     MADE this ______ day of, February, 2000, but effective as of January 1, 2000, by and among SPARTECH POLYCOM, INC. hereinafter referred to as the "Company", and NATIONAL CITY BANK, hereinafter referred to as the "Trustee";

     WHEREAS, SPARTECH POLYCOM, INC. is the successor plan sponsor of the POLYCOM HUNTSMAN, INC. PROFIT SHARING PLAN , now known as the SPARTECH POLYCOM, INC. 401(k)PROFIT SHARING PLAN, hereinafter referred to as the "Plan";

     WHEREAS, the Company and the Trustee desire to amend the Plan and restate it in its entirety; and

     WHEREAS, the adoption and execution of this amended and restated Plan document have been approved by the Board of Directors of the Company.

     NOW, THEREFORE, the Company and the Trustee, intending to be legally bound hereby, amends and restates the Plan, effective January 1, 2000 as follows:


                          SECTION ONE

                         EFFECTIVE DATE


     1.01 Effective Date: The provisions of the Plan were originally effective as of April 1, 1983. This amended and restated Plan shall be effective as of January 1, 2000.
                          SECTION TWO

                      DESIGNATION OF TRUST

     2.01 Profit Sharing Trust: The Trust established hereunder shall be known as the SPARTECH POLYCOM , INC. 401(k) PROFIT SHARING TRUST (hereinafter called the "Trust") and shall be for the exclusive benefit of the Employees. The terms of the Trust are intended to comply with the Internal Revenue Code of 1986, as amended, and Treasury regulations issued in connection therewith, in order that the Trust may qualify as a tax-exempt profit sharing trust.
                                  SECTION THREE

                          DEFINITIONS


     When used herein the following words shall have the following meanings unless the context clearly indicates otherwise:

     3.01 "Accrual Computation Period" shall mean the Plan Year.

     3.02 "Accrued Benefit" shall mean the balance of all of a Participant's accounts held under the Plan.

     3.03 "Active Participant" shall mean a Participant who is employed by the Company on the last day of the Plan Year.

     3.04 "Anniversary Date" shall mean March 31st of each year and effective December 31, 1996 it shall mean December 31st of each year.

     3.05 "Break in Service" shall mean any One-Year Break in Service or series of consecutive One-Year Breaks in Service.

     3.06 "Company" shall mean SPARTECH POLYCOM , INC.

     3.07 "Compensation" shall mean the total of a Participant's wages as defined in I.R.C. section 3401(a) for purposes of federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in I.R.C. section 3401(a)(2)). Compensation shall be determined over the Plan Year. Compensation shall include Company Contributions, Contributions made pursuant to a salary reduction agreement, and amounts which are not includable in the gross income of the Employee under sections 125, 402(e)(3), 402(h) or 403(b) of the I.R.C. Compensation used to determine Plan benefits will not exceed $160,000, as adjusted under section 401(a)(17) of the I.R.C. A cost of living adjustment in effect for a calendar year applies to any period not exceeding 12 months over which Compensation is determined beginning in such
Plan Year.     If the period for determining Compensation used in calculating an
Employee's allocation for a determination period is a short Plan Year (i.e., shorter than 12 months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by the fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12.

          Solely for the purposes of Section Seven, the definition of Compensation shall be determined according to section 7.04.
          For years beginning after December 31, 1988 and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under I.R.C. section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990.

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual
compensation limit.   The OBRA '93 annual compensation limit is $150,000, as
adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

     3.08 "Determination Date" shall be the Anniversary Date of the preceding Plan Year except for the first Plan Year in which case the Determination Date shall be the Anniversary Date of such Plan Year.

     3.09 "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     3.10 "Disqualified Person" shall mean a person who is:

          (a)  a Fiduciary, counsel or Employee of the Plan;

          (b)  a person providing services to the Plan;

          (c)  an employer, any of whose employees are covered by the Plan;

          (d) an employee organization, any of whose members are covered by the Plan;

          (e) an owner, direct or indirect, of fifty percent (50%) or more of the combined voting power, the total values of shares, the capital or profits interest, or the beneficial interest of a person described in (c) or (d) above;

          (f) a spouse, ancestor, lineal descendant or spouse of a lineal descendant of any person described in (a), (b), (c) or (e) above;

          (g) a corporation, partnership, trust or estate of which fifty percent (50%) or more of the combined voting power, the total value of shares, the capital or profits interest, or the beneficial interest, is owned directly or indirectly, or held by any person described in (a) through (e) above;

          (h) an officer, director, (or an individual having powers or responsibilities similar to those of officers or directors), an owner of ten percent (10%) or more of the shares or interest in capital or profits, or a person earning ten percent (10%) or more of the total yearly wages of, a person described in (b), (c), (d), (e) or (g) above;

          (i) a ten percent (10%) or more (in capital or profits) partner or joint venturer of a person described in (c), (d), (e) or (g) above.

     3.11 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse, and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

     3.12 "Eligible Retirement Plan" means an individual retirement account described in I.R.C. section 408(a), an individual retirement annuity described in I.R.C. section 408(b), an annuity plan described in I.R.C. section 403(a), or a qualified trust described in I.R.C. section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     3.13 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

          (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more;

          (b) any distribution to the extent such distribution is required under I.R.C. section 401(a)(9); and

          (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     3.14 "Employee" shall mean only those persons employed by the Company or by any other employer required to be aggregated with the Company under sections 414(b), (c), (m) or (o) of the I.R.C., but who is not covered by a collective bargaining agreement where retirement benefits are the subject of good-faith bargaining between employee representatives and the Company. The term Employee shall also include any Leased Employee (as defined in section 3.26) deemed to be an employee of any employer described above as provided in sections 414(n) or
(o) of the I.R.C.

     3.15 "Employment Commencement Date" shall mean the first date on which an Employee completes an Hour of Service.

     3.16 "Entry Date" shall mean January 1, April 1, July 1 and October 1 of each year.

     3.17 "Fiduciary" shall mean any person or entity who exercises any discretionary management of the Plan or exercises any authority or control respecting management or disposition of its assets, renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has authority or responsibility in the administration of the Plan.

     3.18 "Highly Compensated Employee" shall include both highly compensated active employees and highly compensated former employees.

          Effective for years beginning after December 31, 1996, the term Highly Compensated Employee means any Employee who: (1) was a 5% percent owner (as defined in section 416(i)(1) of the I.R.C.) at any time during the determination year or the look-back year; or (2) for the look-back year had compensation from the Company in excess of $80,000 as adjusted at the same time and in the same manner pursuant to I.R.C. section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

          For this purpose, "compensation" has the meaning given that term by I.R.C. section 415(c)(3), and includes amounts deferred pursuant to I.R.C.
section 402(e)(3) (with respect to cash or deferred arrangements as defined in section 401(k)(2)), section 402(h) (with respect to simplified employee pension plans) or section 403(b), or contributed to any welfare benefit plans maintained by the Company through a reduction in the Employee's compensation which, pursuant to I.R.C. section 125, are not included in the gross income of the Employee for the taxable year in which such amounts are contributed.

          For this purpose, the determination year shall be the Plan Year for which the determination of who is highly compensated is being made. The look-back year shall be the twelve-month period immediately preceding the determination year.

          The determination of who is a Highly Compensated former employee is based on the rules applicable to determining Highly Compensated employee status as in effect for that determination year, in accordance with temporary Treasury Regulations section 1.414(q)- 1T, A-4 and IRS Notice 97-45.


     3.19 "Hours of Service" shall mean:

          (a) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for the performance of duties during the applicable computation period; such hours shall be credited to the Employee in the computation period during which the duties were performed;

          (b) each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company; such hours shall be credited in the computation period or periods to which the award or agreement pertains rather than the computation period in which the payment, award or agreement is made;

          (c) each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for reasons (such as vacation, sickness or disability) other than the performance of duties;

          (d) in the case of an Employee who is on unpaid leave of absence approved by the Company for reasons of sickness, temporary disability, temporary layoff, education or military service, each hour during such leave which would have been credited to such Employee under (a), (b) or (c), above, had his customary employment continued; provided, however, that the Employee returns to employment with the Company within ninety (90) days after the end of such leave of absence; and

          (e) hours which would normally have been credited to an Employee but for an absence due to the (i) pregnancy of such Employee, (ii) birth of a child of such Employee, (iii) placement of a child with the Employee in connection with the adoption of such child, or (iv) caring for a child described in (ii) or
(iii) immediately following such birth or placement. Such hours shall not exceed 501 hours and shall be treated as Hours of Service only in the Plan Year in which the absence begins if such hours would prevent the Employee from incurring a Break in Service or in the immediately following Plan Year.

          The above provisions shall be construed so as to resolve any ambiguities in favor of crediting Employees with Hours of Service. In addition, Hours of Service shall be computed and credited in accordance with Department of Labor Regulation section 2530.200b-2.


     3.20  "I.R.C." shall mean the Internal Revenue Code of 1986, as amended.

     3.21 "Key Employee" shall mean any Employee, former Employee or beneficiary who at any time during the Plan Year or any of the four (4) preceding Plan Years, is, or was, (i) an officer of the Company having annual Compensation for such Plan Year which is greater than 50% of the amount in effect under section 415(b)(1)(A) of the I.R.C. for the calendar year in which such Plan Year ends, (ii) one (1) of the ten (10) Employees owning the largest interests in the Company (if the interest is larger than one-half percent (1/2%)) and having annual Compensation from the Company in excess of the limitation in effect under section 415(c)(1)(A) of the I.R.C. for the year,
(iii) a five percent (5%) owner of the Company or (iv) a one percent (1%) owner of the Company with annual Compensation in excess of One Hundred Fifty Thousand Dollars ($150,000). For purposes of this subsection, ownership shall include constructive ownership as defined by section 318 of the I.R.C. (with the substitution of 5% for 50% in section 318(a)(2) of the I.R.C.).

          For purposes of (i) above, no more than fifty (50) Employees (or, if lesser, the greater of 3 or 10 percent of the Employees) shall be treated as officers. For purposes of (ii) above, if two (2) Employees have the same interest in the Company, the Employee having greater annual Compensation from the Company shall be treated as having a larger interest. For purposes of determining the number of officers taken into account under (i) above, Employees described in section 414(q)(8) of the I.R.C. shall be excluded.

          Annual Compensation means Compensation as defined in section 3.08, but including amounts contributed by the Company pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the I.R.C.

     3.22 "Late Retirement Date" shall mean the first day of the month coincident with or the next following the date on which a Participant actually retires following his Normal Retirement Date.

     3.23 "Leased Employee" shall mean any person (other than an Employee of the Company) who pursuant to an agreement between the Company and any other person ("leasing organization") has performed services for the Company (or for the Company and related persons determined in accordance with section 414(n)(6) of the I.R.C.) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control of the Company. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

          A Leased Employee shall not be considered an Employee of the Company if: (i) such employee is covered by a money purchase pension plan providing:
(a) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in section 415(c)(3) of the I.R.C., but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the I.R.C., (b) immediate participation, and (c) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the Company's non-highly compensated workforce.

     3.24 "Limitation Year" shall mean the Plan Year.

     3.25 "Month of Service" shall mean a calendar month during any part of which an Employee completed an Hour of Service. An Employee shall receive credit for all Months of Service for employment with Polycom Huntsman, Inc. and PH Chemicals, Inc.

     3.26 "Net Income" shall mean the current and accumulated earnings of the Company, as determined by the Company's accountant upon the basis of the Company's books of account, in accordance with generally accepted accounting principles, but without any deduction being taken for any of the following: (a) depreciation; (b) extraordinary losses; (c) casualty losses in excess of recovery; (d) contributions to this or any other qualified retirement plan; or
(e) federal, state, county or city income taxes.

     3.27 "Non-Key Employee" shall mean an Employee who is not a Key Employee.

     3.28 "Normal Retirement Date" shall mean the later of a Participant's sixty -fifth (65th) birthday or the fifth (5th) anniversary of the Entry Date on which the Participant commenced participation in the Plan. In no event, however, may such Normal Retirement Date occur later than any mandatory retirement age consistently enforced by the Company.

     3.29 "One-Year Break in Service" shall mean a period of severance of at least 12-consecutive months. A period of severance is a continuous period of time during which the Employee is not employed by the Company. Such period begins on the date the Employee retires, dies, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

          In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     3.30 "Participant" shall mean any Employee or former Employee of the Company who is participating in the Plan in accordance with Section Four or who is receiving benefits pursuant to Section Twelve.

     3.31 "Permissive Aggregation Group" shall mean one or more plans that may be aggregated with the Plan if such group of plans continues to meet the requirements of sections 401(a)(4) and 410 of the I.R.C.

     3.32 "Plan" shall mean this Plan as it shall be amended from time to time. The Plan shall be known as the SPARTECH POLYCOM , INC. 401(k) PROFIT SHARING PLAN.

     3.33 "Plan Administrator" shall mean the person or persons or entity named or appointed as such pursuant to Section Thirteen.

     3.34 "Plan Year" shall mean the twelve (12) consecutive month period ending on the Anniversary Date except that because of the change in Plan Year there will be a short Plan Year during the period from April 1, 1996 through December 31, 1996.

     3.35 "Qualified Domestic Relations Order" shall mean a court order as defined in I.R.C. section 414(p).

     3.36 "Required Aggregation Group" shall mean the group of plans of the Company, including plans that have been terminated, in which a Key Employee is (in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years) a Participant and each other plan of the Company which enables this Plan to meet the requirements of sections 401(a)(4) and 410 of the I.R.C.

     3.37 "Rollover" shall mean (a) amounts directly transferred to the Trustee from the trust under a plan qualified under section 401(a) of the I.R.C.; (b) Amounts transferred to the Trustee by an Employee who has received such amounts as a distribution from a trust under a plan qualified under section 401(a) of the I.R.C. provided that such amounts may be transferred to the Trustee without Federal income tax consequences to the Employee pursuant to section 402(a)(5) of the I.R.C.; and (c) amounts directly transferred to the Trustee which are described in section 408(d)(a)(3)(ii)of the I.R.C.

     3.38 "Top-Heavy Plan" shall mean this Plan for a Plan Year if, as of the Determination Date (or in the case of a Plan Year in which occurs the Effective Date of this Plan, the last day of such Plan Year), one of the following conditions exists:

          (a) If the Top-Heavy Ratio for this Plan exceeds 60 percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

          (b) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent (60%).

          (c) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent (60%).

     3.39 "Top-Heavy Ratio" shall mean the following:

          (a) If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company has not maintained any defined benefit plan which during the five (5) year period ending on the Determination Date(s) has or has had Accrued Benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five (5) year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five (5) year period ending on the Determination Date(s)), both computed in accordance with section 416 of the I.R.C. and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the I.R.C. and the regulations thereunder.

          (b) If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date(s) has or has had any Accrued Benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of Accrued Benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with section 416 of the I.R.C. and the regulations thereunder. The Accrued Benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an Accrued Benefit made in the five (5) year period ending on the Determination Date.

          (c) For purposes of (a) and (b) above the value of account balances and the present value of Accrued Benefits will be determined as of the most recent Determination Date except as provided in section 416 of the I.R.C. and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and Accrued Benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the five (5) year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the I.R.C. and the regulations thereunder. When aggregating plans, the value of account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

          The Accrued Benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the I.R.C.

     3.40 "Total Disability" shall mean the total and permanent mental or physical incapacity of a Participant to perform the usual duties of his employment with the Company and for the purposes of this Plan shall exist only when certified by an impartial physician or physicians selected by the Plan Administrator.

     3.41 "Trustee" shall mean the person or entity holding the assets of the Trust pursuant to the terms of the Plan.

     3.42 "Valuation Date" shall mean each business day of the Plan Year on which the New York Stock Exchange is open to trading.
     3.43 "Vested Interest" shall mean a Participant's nonforfeitable and unconditional right to all or a portion of his Accrued Benefit.

     3.44  "Vesting Computation Period" shall mean the Plan Year.

     3.45 "Year of Service" shall mean the Employee's number of Months of Service as herein set forth divided by twelve (12) .

                          SECTION FOUR

                 ELIGIBILITY AND PARTICIPATION


     4.01 Eligibility Requirements: Each Employee who has completed six (6) consecutive Months of Service and who has attained the age of twenty-one (21) years shall be eligible to participate in the Plan.

     4.02 Date of Participation: Each Employee who has satisfied the eligibility requirements of section 4.01 shall be admitted to participation in the Plan on the Entry Date immediately following his satisfying the requirements of said section 4.01.

     4.03 Current Employees: Notwithstanding any other provision of this Section Four, each Employee as of the effective date of this Plan who has satisfied the eligibility requirements of section 4.01 shall commence participation on such date.

     4.04 Former Participants: If a Participant's employment has been terminated, he shall resume participation in the Plan immediately upon rehire.

     4.05 Waiver of Participation: A Participant may elect to waive either complete participation in the Plan or participation in the Company Contribution portion of the Plan (i.e. remain eligible to make Elective Contributions and for Matching Contributions) for any Plan Year by notifying the Plan Administrator in writing of such election no later than fifteen (15) days before the first day of the Plan Year for which such election is to be effective. Such waiver shall be effective for each successive Plan Year unless the Employee or Participant notifies the Plan Administrator in writing of his election to resume participation in the Plan no later than fifteen (15) days before the first day of the Plan Year in which he is to resume participation. Such Participant shall resume participation on the first day of such Plan Year.
                          SECTION FIVE

                         CONTRIBUTIONS


     5.01 Company Contributions: For each Plan Year each Company may make a Company Contribution to the Trust out of Net Income in an amount which shall be determined by the Board of Directors of the Company in its sole and absolute discretion. The Company Contribution for any Plan Year shall be paid to the Trustee within the time prescribed by law for the filing of the Company's Federal Income Tax Return, including extension of time, for such Plan Year.

     5.02 Conditions of Company Contributions: All Company Contributions shall be expressly conditioned upon the continued qualification of this Plan, and the qualification of any amendments to this Plan, under I.R.C. section 401 and upon the deductibility of such Company Contributions under I.R.C. section 404. Company Contributions which shall fail to meet either of such conditions shall be subject to the provisions of section 16.03.

     5.03 Elective Deferrals and Matching Contributions:

          (a) The Plan Administrator shall permit each Eligible Participant to elect to defer (in lieu of receiving cash compensation) a whole percentage amount of up to ten percent (10%) of his Compensation and to have such amount deposited in the Participant Elective Deferral Account.

          The Plan Administrator shall implement the deferral elections in accordance with the following:

          (i) A Participant must make his initial salary deferral election by entering into a written salary reduction agreement election within a reasonable time not to exceed thirty(30)days after becoming a Participant in the Plan. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications.

          (ii) A Participant may modify a prior salary deferral election quarterly, by providing the Plan Administrator with thirty (30) days written notice of such modification (or upon such shorter notice period as may be acceptable to the Administrator) during such election periods established by the Plan Administrator prior to the first day of each Plan Year quarter. Any modifications shall not have retroactive effect and shall remain in full force until revoked.

          (iii) A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Plan Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of Participant in the Plan for any reason shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

          The Plan Administrator may, in its sole discretion, decrease the amount of Elective Deferrals required to be made for the benefit of certain Participants if the Plan Administrator deems such a decrease to be necessary in order to satisfy either the ADP test set forth in paragraph (b) of this section
5.03 or the requirements of Section Seven, or both. In the event of any such decrease, the amount by which each affected Eligible Participant's Compensation is to be reduced pursuant to his election above shall be increased by an equivalent amount. If the Plan Administrator requires a decrease in the rate of Elective Deferrals in order to meet the nondiscrimination standard set forth in paragraph (b) of this section 5.03, such decrease shall be effected by decreasing by increments of one percentage point the percentage rate of Elective Deferrals made for the benefit of all those Eligible Participants who are Highly Compensated Employees for whose benefit the highest percentage rate of such contributions (determined immediately before each such decrease, and taking into account prior decreases) would have been made.

          A Participant who has received a Hardship Withdrawal pursuant to section 9.03 shall not be permitted to make an Elective Deferral for a twelve
(12) month period following the date of receipt of the Hardship Withdrawal, nor may he make Elective Deferrals for the calendar year immediately following the calendar year of the Hardship Withdrawal in excess of the $7,000 limit (as adjusted pursuant to section 415(d) of the I.R.C.) for such next calendar year less the amount of such Participant's Elective Deferral for the calendar year of the Hardship Withdrawal.

          Subject to the limitations contained in paragraph (b) of this section 5.03, and Section Seven, for each plan year, as decided by the Board of Directors of the Company, in its sole and absolute discretion, the Company may contribute on behalf of each Eligible Participant an amount in cash which shall match all or a portion of the Eligible Participant's Compensation contributed as an Elective Deferral (which is not subsequently returned to the Participant pursuant to a corrective distribution described in section 5.03(d)) with respect to each Plan Year.

          (b) The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

               (i) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

               (ii) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

          (c) The following special rules shall apply in interpreting the tests:

               (i) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Matching Contributions if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in section 401(k) of the I.R.C., that are maintained by the Company, shall be determined as if such Elective Deferrals (and, if applicable, such Matching Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily desegregated under section 401(k) of the I.R.C.

               (ii) In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the I.R.C. only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the I.R.C. only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the I.R.C. only if they have the same Plan Year.

               (iii) For purposes of determining the ADP of a Participant who is a five percent (5%) owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Matching Contributions if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Matching Contributions) and Compensation for the Plan Year of Family Members (as defined in section 414(q)(6) of the I.R.C.). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

               (iv) For purposes of determining the ADP test, Elective Deferrals and Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

               (v) The Company shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Matching Contributions used in such test.

               (vi) For purposes of determining the ADP test, the Elective Deferral and Matching Contribution will be taken into account for a Plan Year only if it relates to Compensation that either (A) would have been received by the Participant during the Plan Year, but for the Participant's election to defer such amount under this section 5.03, or (B) is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer such amount under this section 5.03, would have been received by the Participant within two and one-half months after the close of the Plan Year.

               (vii) For purposes of determining the ADP test, the Elective Deferral and Matching Contribution will be taken into account for a Plan Year only if it is allocated to the Participant's accounts on a day within the Plan Year.

               (viii) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (d) No Participant shall be permitted to make Elective Deferrals under this Plan or any other qualified plan maintained by the Company during any calendar year in excess of $10,500 for 2000(as adjusted pursuant to section 402(g)(5) of the I.R.C.) for such calendar year.

          A Participant may assign to this Plan any Excess Elective Deferrals made during the calendar year by notifying the Plan Administrator on or before March 1 following the close of the taxable year in which the Elective Deferral was contributed to the Plan of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant's notice pursuant to this paragraph shall specify the Participant's Excess Elective Deferral amount for the preceding calendar year and shall be accompanied by a written statement that if such amount is not distributed, such Excess Elective Deferral when added to amounts deferred under other plans or arrangements described in I.R.C. sections 401(k), 408(k), or 403(b), exceeds the limit imposed under I.R.C. section 402(g) for the preceding year. A Participant is deemed to have notified the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of the Company.

          Notwithstanding any other provision of this Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such calendar year.

          Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: (1) income or loss allocable to the Participant's Elective Deferral Account for the calendar year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such calendar year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the calendar year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          (e) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year in the amount necessary to reduce the ADP for Participants who are Highly Compensated Employees to the highest permitted ADP under the test in (b) above. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Company. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the I.R.C. in the manner prescribed by Treasury Regulations.

          The amount of Excess Contributions to be distributed under paragraph
(e) of this section with respect to an Eligible Participant for a Plan Year shall be reduced by any Excess Elective Deferrals previously distributed to the Eligible Participant for such Eligible Participant's taxable year ending with or within the Plan Year in accordance with section 402(g)(2) of the I.R.C.

          Excess Contributions shall be treated as Annual Additions under the Plan.

          Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, the Qualified Non-elective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contribution for the year and the denominator of which is the Participant's account balance attributable to Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the calendar year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          Accounting for Excess Contributions: Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Matching Contribution Account (if applicable) in proportion to the Participant's Elective Deferrals and Matching Contributions (to the extent used in the ADP test) for the Plan Year.

          (f) For purposes of this Section, the following definitions shall apply:

               (i) "Elective Deferrals" shall mean any Company Contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Company Contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferral arrangement as described in I.R.C. section 401(k), any simplified employee pension cash or deferred arrangement as described in I.R.C. section 402(h)(1)(B), any eligible deferred compensation plan under I.R.C.
     section 457, any plan as described under I.R.C. section 501(c)(18), and any Company Contributions made on the behalf of a Participant for the purchase of an annuity contract under I.R.C. section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

               (ii) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

                    (a) The aggregate amount of Company Contributions taken into account in computing the ADP of Highly
          Compensated Employees for such Plan Year, over

                    (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in the order of their ADP's, beginning with the highest of such percentages).

               (iii) "Excess Elective Deferrals" shall mean those Elective Deferrals that are includible in a Participant's gross income under section 402(g) of the I.R.C. to the extent such Participant's Elective Deferrals for a taxable year are in excess of the $7,000 limit (as adjusted pursuant to section 415(d) of the I.R.C.). Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15th following the close of the Participant's taxable year.

     5.04 Receipt of Rollover Contributions: The Plan Administrator may, at its sole and absolute discretion, receive Rollovers provided that the receipt of such amounts qualifies as a tax-free "rollover" transaction under the I.R.C.
The Plan Administrator may require such evidence as it deems appropriate to verify that such transaction constitutes a valid "rollover" transaction under the I.R.C.

                          SECTION SIX

                          ALLOCATIONS

     6.01 Allocation of Company Contributions: As of each Anniversary Date the Company Contribution for the Plan Year from each Company shall be allocated among the Participants Accounts of all Participants of each Company who are (a) Active Participants employed by the Company on the Anniversary Date, or (b) Participants whose employment terminated by reason of retirement on or after his Normal or Late Retirement Date, Total Disability or death. Such Company Contribution for each Company shall be allocated to each such Participant's account in the proportion that the Compensation paid to or accrued for each such Participant during the Plan Year (even if the Participant participated in the Plan for only a portion of the Plan Year) in excess of the minimum wage bases subject to Social Security Tax as in effect on the last day of the calendar year immediately preceding the Anniversary Date bears to the total Compensation so paid to or accrued for all such Participants; provided, however, that the
Company Contribution so allocated for any Plan Year shall not exceed 4.168% multiplied by the total Compensation so paid. Any excess Company Contribution not so allocated shall be allocated in the proportion that the Compensation paid to or accrued for each Participant during the Plan Year (even if the Participant participated in the Plan for only a portion of the Plan Year) bears to the total Compensation so paid to or accrued for all such Participants.

          Notwithstanding any provision of the Plan to the contrary, if the Plan is a Top-Heavy Plan, the Company Contribution must be allocated among the Participants' accounts so that each Participant receives an allocation of not less than three percent (3%) of such Participant's Compensation, except that such percentage shall not exceed the percentage at which contributions are made for the Key Employee for whom such percentage is the highest for the year.

          In the event a Participant participates or has participated in more than one qualified plan maintained by the Company, the sum of the defined benefit excess plan disparity fraction, the offset plan disparity fraction, defined contribution plan disparity fraction, and the imputed disparity fraction (as those terms are defined in I.R.C. section 401(l) and the regulations thereunder) may not exceed one (1) for the Plan Year with respect to any Employee.

     6.02 Separate Accounts: A separate Participant's Account shall be maintained for each Participant setting forth his Accrued Benefit from Company Contributions, Elective Deferrals, and Matching Contributions. The Plan Administrator shall make the allocations among such Participant's Accounts as set forth in this Section Six.


     6.03 Allocations of Elective Deferrals: All Participant's Elective Deferrals made by a Participant during a Plan Year shall be allocated to the
Elective Deferral Account of such Participant.     Such Elective Deferral
Account shall not share in in the allocation of forfeitures provided herein.

     6.04 Allocations of Matching Contributions on Elective Deferrals: All Matching Contributions made by the Company during a Plan Year shall be allocated to each Participant's Matching Contribution Account in the amount provided in section 5.03. Such Participant's Matching Contribution Account shall not share in in the allocation of forfeitures provided herein.

     6.05 Allocation of Rollover Contributions: Rollover contributions paid to the Trust during a Plan Year with respect to a certain Employee shall be allocated to a separate Rollover Account for such Employee. Such Rollover Account shall not share in the allocation of forfeitures provided herein.

     6.06 Allocation of Gain or Loss: As of each Valuation Date, the Plan Administrator shall credit to the Participant's Accounts, the income, gain and losses attributable to such accounts for the period from the last Valuation Date to the current Valuation Date.

     6.07 Allocation of Forfeitures: Amounts forfeited due to Section Ten shall be allocated by the Trustee as of the Anniversary Date specified therein in the proportion that the Compensation paid to or accrued for each such Participant during the Plan Year (even if the Participant participated in the Plan for only a portion of the Plan Year) bears to the total Compensation so paid to or accrued for all such Participants.
                         SECTION SEVEN

                LIMITATION ON ANNUAL ADDITIONS


     7.01 Limitation on Annual Additions: Notwithstanding any other provision of this Plan, the aggregate Annual Addition with respect to a Participant's Account to this Plan and to all other defined contribution plans maintained by the Company in any Limitation Year may not exceed the lesser of:

          (a) Thirty Thousand Dollars ($30,000.00) or, if greater, one-fourth (1/4) of the dollar limitation in effect under section 415(b)(1)(A) of the I.R.C.; or

          (b) Twenty-five percent (25%) of the Participant's Compensation in the Limitation Year.

          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive-month period, then the dollar limitation on Annual Additions for the short Limitation Year is determined by multiplying (1) the amount determined above for the calendar year in which the short Limitation Year ends by (2) a fraction, the numerator of which is the number of months (including any fractional parts of a month) in the short Limitation Year, and the denominator of which is twelve (12).

     7.02 Annual Addition: For the purposes of section 7.01, the term "Annual Addition" means the sum of:

          (a)  Company Contributions made directly or indirectly;

          (b)  Forfeitures;

          (c) Amounts allocated to an individual medical account (as defined in I.R.C. section 415(l)(2)) that is part of a defined benefit plan maintained by the Company; and

          (d) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post -retirement medical benefits allocated to the separate account of a Key Employee (as defined in section 419A(d)(3) of the I.R.C.) under a welfare benefit fund (as defined in section 419(e) of the I.R.C.) maintained by the Company.

          For purposes of this section 7.02, any excess amount applied to reduce Company Contributions in the Limitation Year as provided in section 7.06(c) will be considered Annual Additions for such Limitation Year.

     7.03 Time Annual Additions Deemed Credited: An Annual Addition with respect to a Participant's accounts shall be deemed credited to such Participant's accounts with respect to a Limitation Year if it is allocated to such Participant's accounts under the terms of this Plan as of any date within such Limitation Year.

     7.04 Compensation: Solely for the purposes of this section Seven, the term "Compensation" shall mean the total of a Participant's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances). Compensation does not include: Company Contributions to a qualified retirement plan, a nonqualified deferred compensation plan or a simplified employee pension plan, income received from the disposition of stock pursuant to the exercise of a qualified stock option; income realized upon the exercise of a nonqualified stock option or upon the lapse of substantial forfeiture provisions or nontransferability provisions on previously restricted property (as defined under I.R.C. section
83); premiums paid by the Company for group life insurance to the extent not includable in the Participant's gross income; and Company Contributions (whether or not under a salary reduction agreement) towards the purchase of a tax-sheltered annuity contract (as described in I.R.C. section 403(b)).

     7.05  Cost of Living Adjustments:  The dollar limitation set forth in section 7.01(a) shall be deemed to be adjusted annually, without the necessity of formal amendment of this Plan, for increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury .

     7.06 Allocation of Excess Amounts: In the event that the Annual Addition for any Participant exceeds the limitations specified herein, such Annual Addition shall be reduced by proportionately reducing Company Contributions. Such reduction shall be treated as follows:


          (a) The amount of such reduction consisting of Company Contributions and forfeitures shall be allocated and reallocated to other Participant's accounts as set forth in Section Six and in this subsection;

          (b) To the extent that the reduction described in (b), above, cannot be allocated to other Participant's accounts due to the limitations of this Section Seven, such reductions shall be allocated as forfeitures to a suspense account. The amount in the suspense accounts shall not share in the allocations of gain and loss provided in section 6.07 and shall be allocated as forfeitures pursuant to section 6.08 on succeeding Anniversary Dates until the suspense account is exhausted. Until such time, no Company Contributions may be made when their allocation would be precluded by the limitations of this Section Seven.

     7.07 Overall Limitation in Case of Two or More Plans: In addition to any other limitations set forth in this Plan, for any Participant the sum of the following two fractions for any Limitation Year may not exceed the figure one (1.0):

          (a) A fraction, the numerator of which is the projected annual benefit of the Participant for such Limitation Year under any and all defined benefit plans maintained by the Company and the denominator of which is the lesser of (i) the product of 1.25 (1.0 if the Plan is a Top-Heavy Plan) multiplied by the dollar limitation set forth in section 415(b)(1)(A) of the I.R.C. in effect for such year or (ii) the product of 1.4 multiplied by the amount which may be taken into account under section 415(b)(1)(B) of the I.R.C. in effect for such year; and

          (b) A fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts in any defined contribution plans maintained by the Company for the Limitation Year and for all prior Limitation Years and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Year of Service
(i) the product of 1.25 (1.0 if the Plan is a Top-Heavy Plan) multiplied by the dollar limitation set forth in section 415(c)(1)(A) of the I.R.C. in effect for such year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under the section 415(c)(1)(B) of the I.R.C. in effect for such year. The Plan Administrator shall have the right to elect to determine the denominator in accordance with section 415(e)(6) of the I.R.C.

          The above factors shall not be reduced from 1.25 to 1.0 if the sum of the benefits available to the Key Employees from all defined contribution and defined benefit plans maintained by the Company does not exceed 90% of the total of all Participants' benefits and the minimum allocation provided to Non-Key Employees in section 6.01 is modified by substituting "four percent (4%)" for "three percent (3%)".
                                  SECTION EIGHT

                        VESTED INTEREST

     8.01 Company and Matching Contributions: A Participant shall have a Vested Interest in the percentage of his Accrued Benefit attributable to Company Contributions and Matching Contributions listed below opposite the number of Years of Service credited to him according to this Section Eight:

          Years of Service              Vested Percentage

          0 but less than 3                    0%
          3 but less than 4                   20%
          4 but less than 5                   40%
          5 but less than 6                   60%
          6 but less than 7                   80%
          7 or more                          100%

Notwithstanding the above, a Participant shall have a Vested Interest in one hundred percent (100%) of his Accrued Benefit upon his death, upon the finding of his Total Disability or upon and after his Normal or Late Retirement Date, regardless of whether he actually retires on his Normal or Late Retirement Date.

          In any year in which the Plan is a Top-Heavy Plan, the following vesting schedule shall apply:

           Years of Service             Vested Percentage

            0 but less than 2                  0%
            2 but less than 3                 20%
            3 but less than 4                 40%
            4 but less than 5                 60%
            5 but less than 6                 80%
            6 or more                        100%

     8.02 Determination of Years of Service: For purposes of determining a Participant's Vested Interest in his Accrued Benefit derived from Company Contributions and Matching Contributions under section 8.01 above, all Years of Service shall be taken into account except for the following:

          (a) In the case of an Employee who has suffered a One-Year Break in Service, Years of Service before such Break in Service shall not be taken into account until the Employee has completed a Year of Service after his return; and

          (b) In the case of a Participant who does not have any Vested Interest in his Accrued Benefit derived from Company Contributions under section 8.01, Years of Service before a One-Year Break in Service shall not be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of the aggregate number of such Years of Service prior to such Break in Service or five (5). Such aggregate number of Years of Service before such Break in Service shall be deemed not to include any Years of Service not required to be taken into account under this subsection by reason of any prior Break in Service.

     8.03 Vested Interest before Break in Service: In the case of any Participant who has five (5) consecutive One-Year Breaks in Service, Years of Service after such five (5) year period shall not be taken into account for purposes of section 8.01 to determine his Vested Interest in his Accrued Benefit derived from Company Contributions which accrued before such Break in Service. Both pre-Break and post-Break Years of Service will be taken into account for purposes of section 8.01 to determine the Participant's Vested Interest in his Accrued Benefit derived from Company Contributions which accrue after such Break in Service.

          In such case, the Accrued Benefit derived from Company Contributions shall be divided into separate accounts for pre-Break and post-Break Accrued Benefits derived from Company Contributions for purposes of determining a Participant's Vested Interest in such Accrued Benefit. Both accounts will share in the allocation of gains and losses of the Trust under section 6.07.

     8.04 Vesting upon Return without Break in Service: In the case of a Participant who has separated from service with a Vested Percentage of less than one hundred percent (100%) as determined according to section 8.01 and who has received a distribution pursuant to Section Twelve, if such Participant returns to service with the Company before he incurs five consecutive One-Year Breaks in Service, his Vested Interest in the undistributed amounts held in the segregated account as specified in section 12.03 shall be determined at any relevant time after his return by means of the following formula:

                 X = P (AB + (R x D)) - (R x D)

For purposes of applying this formula: P is his Vested Percentage, as determined according to section 8.01, at the relevant time; AB is the account balance of such segregated account at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution.
     8.05 Rollover Contributions: An Employee or Participant shall at all times have a Vested Interest in one hundred percent (100%) of his Accrued Benefit derived from Rollover Contributions.

     8.06 Elective Deferrals: A Participant shall at all times have a Vested Interest in one hundred percent (100%) of his Accrued Benefit derived from Elective Deferrals.
                          SECTION NINE

                     WITHDRAWALS AND LOANS


     9.01 Loans to Participants: Notwithstanding the other provisions of this Plan, but subject to the spousal consent requirement set forth in section 9.02, the Plan Administrator may authorize the Trustee to loan to any Participant an amount or amounts not to exceed the lesser of (a) one-half (1/2) of the Participant's Account related to Elective Deferrals and Vested Matching Contributions or (b) Fifty Thousand Dollars ($50,000). The minimum amount of a loan shall be $1,000. No participant shall have more than one loan outstanding at any one time. For the purpose of the above limitation, all loans from all plans of the Company and other members of a group of employers described in sections 414(b), (c), (m) and (o) of the I.R.C. are aggregated.

          Loans must be made available to all Participants on a reasonably equivalent basis. Loans may not be made to Participants who are Highly Compensated Employees in percentage amounts greater than amounts made available to other Participants. Any loans made must bear a reasonable rate of interest, considering all relevant factors, specifically including current bank interest rates, and must be adequately secured, as determined by the Plan Administrator. The Accrued Benefit of the borrower may be pledged as security for such loans. However, no more than fifty percent (50%) of the present value of a Participant's Vested Accrued Benefit may be considered by the Plan as security for the outstanding balance of all Plan loans made to the Participant.

          Loans will be made in accordance with the terms and conditions of the Participant Loan Program which has been established by the Company.

          Any loan shall by its terms require that repayment of principal and interest be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant. If during any taxable year a Participant assigns (or agrees to assign) or pledges (or agrees to pledge) any portion of the Participant's interest in the Plan, such portion will be treated as having been received by such individual as a loan from the Plan.

          In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

          If a valid spousal consent has been obtained in accordance with section 9.02, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Accrued Benefit used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Accrued Benefit payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Accrued Benefit (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Accrued Benefit shall be adjusted by first reducing the vested Accrued Benefit by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

          All costs and expenses in connection with obtaining the loan and perfecting the Plan's security interest, including but not limited to taxes, recording fees, filing fees and attorney's fees, shall be prepaid by the Participant or shall be deducted from the total proceeds of the loan.

     9.02 Spousal Consent: No portion of the Accrued Benefit of any Participant may be withdrawn as a Hardship Withdrawal pursuant to the terms of section 9.03 or used as security for any loan under section 9.01 unless, at the time of the Hardship Withdrawal or at the time the security agreement is entered into (whichever applies), the Participant's spouse, if any, consents to the Hardship Withdrawal or to the use of the Accrued Benefit as security. This paragraph shall not apply if the Participant establishes to the satisfaction of the Plan Administrator that there is no spouse or that the spouse cannot be located.

          The Participant's spouse must consent in writing to such Hardship Withdrawal or security agreement during the ninety (90) day period ending on the date on which the Hardship Withdrawal is made or on which the loan is to be so secured. The consent must acknowledge the effect of such Hardship Withdrawal or loan and must be witnessed by a Plan Representative or Notary Public. Such consent shall be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Accrued Benefit is used for renegotiation, extension, renewal, or other revision of the loan.

     9.03 Hardship Withdrawal: A Participant may apply in writing to the Committee for a Hardship Withdrawal of part or all of the Participant's Elective Deferral Account, excluding any earnings thereon after December 31, 1988. The Committee in its discretion and in accordance with the provisions of this section 9.03 shall determine what portion or all of such Elective Deferral Account is necessary to alleviate the hardship. A withdrawal is on account of hardship only if the withdrawal is both made on account of an immediate and heavy financial need of the Participant, as determined in accordance with paragraph (a) below and is necessary to satisfy such financial need as determined in accordance with paragraphs (b) and (c) below. The determination of hardship by the Committee shall be final and binding.

          (a) The determination by the Committee of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances, and must be for one of the reasons specified in (i)-
(vi), below. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant. A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of:

               (i) medical expenses incurred by the Participant, the Participant's spouse, or any dependents of the Participant;

               (ii) the purchase (excluding mortgage payments) of a principal residence of a Participant;

               (iii) tuition for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents of the Participant;

               (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

               (v)  funeral expenses incurred by the Participant on   the
account of the death of a member of a Participant's    immediate family; or

               (vi) other expenses which the Commissioner of the      Internal
Revenue Service indicates will be deemed to be made    on account of such need.

          (b) A withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the withdrawal is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other sources that are reasonably available to the Participant. This determination by the Committee is to be made on the basis of all relevant facts and circumstances. A withdrawal generally may be treated as necessary to satisfy a financial need if the Committee reasonably relies on the Participant's representation that the need cannot be relieved:

               (i) through reimbursement or compensation by insurance or otherwise;

               (ii) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

               (iii)  by cessation of Elective Deferrals under the Plan;

               (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or by any other employer; or

               (v) by borrowing from commercial sources on reasonable commercial terms.

          For purposes of this paragraph (b), the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. Property owned by the Participant and the Participant's spouse, whether as community property, joint tenants, tenants by the entirety or tenants in common, will be deemed a resource of the Participant. However, property held for the Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Participant.

          (c) A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

               (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

               (ii) the Participant has attained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company; and

               (iii) the Participant does not make an Elective Deferral for a twelve-month period following the date of receipt of the Hardship Withdrawal, nor does he make Elective Deferrals for the calendar year immediately following the calendar year of the Hardship Withdrawal in excess of the $7,000 limit (as adjusted pursuant to section 415(d) of the I.R.C.) for such next calendar year, less the amount of such Participant's Elective Deferrals for the taxable year of the Hardship Withdrawal.
                                   SECTION TEN

                      RETIREMENT BENEFITS


     10.01 Normal Retirement Benefit: A Participant shall be entitled to retire at his Normal Retirement Date. If a Participant retires on his Normal Retirement Date, one hundred percent (100%) of his Accrued Benefit derived from all sources shall be paid to him in the manner and at the time provided in Section Twelve.

     10.02 Late Retirement Benefit: If the Participant's employment continues beyond the Normal Retirement Date, such Participant shall continue to participate in the Plan, to share in Company Contributions and to make Participant's Contributions in the same manner as any Participant who has not reached his Normal Retirement Date. When such Participant actually retires, one hundred percent (100%) of his Accrued Benefit shall be paid to him in the manner and at the time provided in Section Twelve.

     10.03  Early Retirement Benefit:  A Participant who is credited with twenty
(20) or more Years of Service as determined according to Section Eight shall be entitled to retire on or after his Early Retirement Date, which shall be the first day of the month next following his fifty-fifth (55th) birthday. In addition, a Participant who is credited with fifteen (15) or more Years of Service as determined according to Section Eight, shall be entitled to retire on or after his sixtieth (60th) birthday. When any such Participant actually retires, one hundred percent (100%) of his accrued benefit derived from all sources shall be paid to him in the manner and at the time provided in Section Twelve.

     10.04 Early Retirement Benefit for Terminated Employees: If a Participant who has satisfied the service requirements for early retirement set forth in section 10.03 above retires or is terminated before satisfying the age requirement set forth in section 10.03 above, such Participant shall be entitled upon satisfaction of such age requirement to receive the benefit to which he would have been entitled at his Normal Retirement Date, such benefit to be paid to him in the manner and at the time provided in Section Twelve.

     10.05 Disability Retirement Benefit: If the Plan Administrator shall find that the employment of a Participant has been terminated due to his Total Disability, one hundred percent (100%) of his Accrued Benefit shall be paid to him in the manner and at the time provided in Section Twelve.

     10.06 Benefit Upon Termination: In the event that a Participant's employment is terminated for a reason other than death, Total Disability or retirement, he shall be paid a benefit equal to the amount of his Accrued Benefit in which he has a Vested Interest according to Section Eight. Such benefit shall be paid to such terminated Participant in the manner and at the time provided in Section Twelve.

     10.07 Forfeiture of Unvested Amounts: Upon distribution of a Participant's Vested Interest in his Accrued Benefit in accordance with Section Twelve, any portion of a terminated Participant's Accrued Benefit to which he is not entitled shall be immediately forfeited and allocated according to Section Six as of the Anniversary Date of the Plan Year in which the distribution occurs. In the event that a Participant has terminated and has not yet received a distribution of his Vested Interest in his Accrued Benefit, any portion of the undistributed Accrued Benefit to which he is not entitled shall be held in a segregated account until the Anniversary Date which falls in the Plan Year after the Participant has suffered a One-Year Break in Service or until the death of a Participant and shall then be forfeited and allocated according to Section Six as of such Anniversary Date. Such segregated account shall be invested separately from the other assets of the Trust and shall not share in the allocation of gain or loss or of forfeitures provided herein.

     10.08 Leave of Absence: A leave of absence for reasons of illness, injury, temporary lay-off, educational purposes or military service shall not be considered a termination of employment for purposes of section 10.06, provided that the Participant returns to employment with the company within ninety (90) days after the end of such leave of absence. All Participants similarly situated shall be similarly treated by the Company in granting leaves of absence. The Participant's accounts of a Participant who is on such leave of absence shall continue to share in the allocations and adjustments set forth in Section Six.
                         SECTION ELEVEN

                         DEATH BENEFIT


     11.01 Death Benefit: In the event of the death of a Participant, a death benefit equal to one hundred percent (100%) of his Accrued Benefit derived from all sources shall be paid in lump sum to the surviving spouse or his designated beneficiary in accordance with Section Twelve.

     11.02 Beneficiary Designation: Each Participant may from time to time file with the Plan Administrator a designation of one or more primary or secondary beneficiaries to whom the death benefit shall be paid. In all cases the most recent of such designations shall control. If the Participant is married, the beneficiary designation must be consented to by the spouse of such Participant, such consent to be in writing and witnessed by a Plan Representative or a Notary Public.

     11.03 Lack of Beneficiary Designation: Upon notification of the death of a Participant, the Plan Administrator shall direct the Trustee to pay the death benefit to the beneficiary or beneficiaries currently designated by the Participant. If no such designation has been made, if all beneficiaries so designated have predeceased the Participant, or if the Plan Administrator is unable to locate the designated beneficiary, then the Plan Administrator shall direct the Trustee to pay the death benefit to the Participant's spouse, or, if such spouse does not survive the Participant, to the Participant's then living issue, per stirpes, or, if there is no such issue, to the Participant's estate.
                         SECTION TWELVE

                      PAYMENT OF BENEFITS


     12.01 Valuation of Accrued Benefit: Upon receiving notice of a Participant's retirement, Total Disability, death or other termination of employment, the Plan Administrator shall direct the Trustee to determine the fair market value of the Participant's Accrued Benefit as soon as administratively feasible following the date of his retirement, Total Disability, death or other termination. That portion of such Accrued Benefit to which such Participant or his beneficiaries are entitled according to the provisions of this Plan shall be paid as set forth in this Section Twelve.

     12.02     Method of Payment:

     (a) Subject to the restrictions set forth in this Section Twelve, the amount to which a Participant or his beneficiaries shall become entitled hereunder shall be paid in accordance with one or more of the following methods:

          (i)  a single lump-sum payment;

          (ii) a Cash-out;

          (iii)a direct rollover; or

          (vi) a combination of the foregoing.

     (b) Notwithstanding the preceding, if a Participant terminates service, and the value of the Participant's vested Accrued Benefit derived from Company Contributions does not exceed $3,500 in Plan Years beginning before August 6, 1997 or $5,000 in Plan Years beginning after August 5, 1997, the entire amount of such vested Accrued Benefit shall be distributed without the consent of the Participant and the Participant's spouse in the form of a Cash-Out within the time specified in section 12.04, and the nonvested portion will be treated as an immediate forfeiture. For purposes of this section, if the value of an Participant's vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of such vested Accrued Benefit. A Participant's vested Accrued Benefit shall not include accumulated deductible employee contributions within the meaning of I.R.C. section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

     (c) If the value of a Participant's vested Accrued Benefit exceeds (or at the time of any prior distribution exceeded) $3,500 in Plan Years beginning before August 6, 1997 or $5,000 in Plan Years beginning after August 5, 1997, and the vested Accrued Benefit is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the beneficiary) must consent to any distribution of such vested Accrued Benefit. The consent of the Participant and the Participant's spouse shall be obtained in writing.

     12.03     Time of Payment:

          (a) Unless the Participant and the Participant's spouse elect to the contrary, payment of benefits under this Plan shall commence within sixty (60) days after the end of the Plan Year in which the Participant dies, becomes Totally Disabled or retires; provided, however, that the payment of benefits under this Plan to the Participant will begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

               (i) the date on which the Participant attains the age of sixty-five (65) years;

               (ii) the tenth (10th) anniversary of the date on which the Participant commenced participation in this Plan; or

               (iii) the date on which the Participant terminates his service with the Company.

               Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of section 12.02 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

          (b) Elective Deferrals and Matching Contributions, and income allocable to each are not distributable to a Participant or his or her beneficiary or beneficiaries, in accordance with such Participant's or beneficiary's or beneficiaries' election, earlier than upon separation from service, death, or Total Disability.

Such amounts may also be distributed upon:

               (i) Termination of the Plan without the establishment of another defined contribution plan;

               (ii) The disposition by the Company to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the I.R.C.) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

               (iii) The disposition by the Company to an unrelated entity of the Company's interest in a subsidiary (within the meaning of section 409(d)(3) of the I.R.C.) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary;

               (iv) The attainment of age 59 1/2; or

               (v)  The hardship of the Participant as described in section
     9.03.

               All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in sections 401(a)(11) and 417 of the I.R.C.

     12.04     Required Distributions:

          (a) The required beginning date of a Participant is the later of (i) the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant retires if the Participant is not a 5-percent owner of the Company

          For calendar beginning on for before 1999, the required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

          (b) If the distribution of the Participant's interest has begun in accordance with (a) above, and the Participant dies before his entire interest has been distributed to him, then the remaining portion of the Participant's interest must be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (c) If the Participant dies before the distribution of the Participant's interest has begun in accordance with (a)) above, then the entire interest of the Participant must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive the distribution in accordance with
(d) or (e) below.

          (d) If any portion of the Participant's interest is payable to (or for the benefit of) a designated beneficiary, then such portion will be distributed (in accordance with regulations provided by the Secretary of the Treasury) over the life or over a period certain not extending beyond the life expectancy of such designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

          (e) If the designated beneficiary referred to in (d) above is the surviving spouse of the Participant, then the date on which the distributions are required to begin in accordance with (d) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (ii) December 31 of the calendar year in which the Participant would have attained the age of seventy and one-half (70 1/2).

          (f) If the surviving spouse dies after the death of the Participant, but before payments to such surviving spouse begin, then the provisions of this section 12.05, with the exception of paragraphs (a) and (e), shall be applied as if the surviving spouse were the Participant.

          (g) For purposes of this section 12.05, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under regulations prescribed by the Secretary of the Treasury).

          (h) All distributions required under this section 12.05 shall be determined and made in accordance with the Proposed Regulations under I.R.C.
section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the Proposed Regulations.

     12.05     Direct Rollover of Eligible Rollover Distribution:  This section
12.06 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section Twelve, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     12.06 Consultation with Participant: If circumstances permit and if the Plan Administrator deems it advisable, the Plan Administrator may consult with a Participant prior to his retirement or termination, or with a beneficiary entitled to payment of a benefit, regarding the time of payment best suited to his needs and circumstances. The Plan Administrator shall determine the time of payment at its sole discretion without being bound in any manner by the request of such Participant or beneficiary.

     12.07 Transfer of Accounts: Notwithstanding anything to the contrary herein, whenever the employment of a Participant shall terminate, the Plan Administrator may, at its sole discretion, direct the transfer of all (but not less than all) of the amount of the Participant's Accrued Benefit to any qualified trust or other account capable of accepting such amounts. The Plan Administrator may require of the trustee of the recipient trust
                        SECTION THIRTEEN

                    ADMINISTRATION OF PLAN


     13.01     Plan Administrator:   The Company shall serve as the Plan
Administrator.

     13.02     Named Fiduciary:  The Plan Administrator as determined by section
13.01 shall be the "named fiduciary" of this Plan and the agent for service of legal process.

     13.03 Funding Policy: The Plan Administrator shall determine and carry out the funding policy of the Plan which shall be consistent with the objectives and needs of the Plan and the requirements of law. Such determination shall include a decision of whether the Plan has a short-term need of liquidity or a long-term need of investment growth. Such determination shall be reviewed from time to time by the Plan Administrator.

     13.04 General Powers and Duties: The Plan Administrator shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out the terms of the Plan. All interpretations of the Plan and questions concerning its application and administration shall be determined by the Plan Administrator. Such determinations shall be binding on all persons except as otherwise provided by law. The Plan Administrator shall give all instructions and directions to the Trustee as shall be necessary to conduct the administration of the Plan.

     13.05 Agents and Expenses: The Plan Administrator may employ agents to assist it in its duties and may rely upon the written certificates of any agent, counsel, accountant, investment manager, actuary or physician. The Plan Administrator shall be entitled to reimbursement by the Company for all other proper charges and expenses incurred in carrying out its duties under this Plan, including compensation of agents.

     13.06 Investment Manager: The Company may appoint a qualified investment manager to manage all or part of the assets of the Plan. In such event, the Trustee will not be liable for any act or omission of such investment manager except as provided by law.

     13.07 Delegation to Trustee: The Company or Plan Administrator may, with the written consent of the Trustee, delegate in writing to the Trustee all or any part of the responsibilities of the Plan Administrator under this Plan. Upon such delegation, the Company or Plan Administrator shall notify all Participants of the nature and extent of such delegation. Actions of the Trustee in the exercise of such delegated responsibilities shall have the same force and effect as if such action had been taken by the Plan Administrator. The Company may at any time revoke such delegation by delivery of a written instrument to that effect.


     13.08 Company Investment Direction: The Company shall direct the Trustee in writing as to the investment alternatives available for investments of the Trust (the "Investment Alternatives"). As provided in section 13.10 below, Participants shall direct the investment of their Participant's Account into and among the Investment Alternatives. The Investment Alternatives may include (i) registered investment companies (i.e. mutual funds) for which the Trustee, its parent, affiliates or successors (collectively "Affiliates") may serve as an investment advisor, manager, administrator, custodian or transfer agent; (ii) registered investment companies from which the Trustee or its Affiliates may receive distribution (12b-1) fees, shareholder servicing fees or other fees; and (iii) any collective trust fund exempt from taxation under Rev. Ruling 81-100 for which the Trustee or an Affiliate acts as trustee. If a Participant fails to direct the Trustee as to the investment of all or some portion of that Participant's Account, then that portion, or all, of the Participant's Account shall be invested as provided in the Company's standing direction delivered in writing to the Trustee covering the investment of such portions of each Participant's Account. The Trustee shall not exercise any investment discretion or have any investment responsibility, other than to do as it is directed, with regards to the Trust or any Participant's Account, except to the extent that the Trustee acts as a Trustee of a common trust fund chosen by the Company as one of the Investment Alternatives. The Trustee shall not render any investment advice to the Company or to any Participant. The Trustee shall not be responsible for the propriety of any investment direction it receives from the Company or any Participant.

               Neither the Trustee, nor the Company, nor any fiduciary of the Plan shall be liable to the Participant or any of his or her beneficiaries for any loss resulting from action taken at the direction of the Participant or Beneficiary. No Participant or Beneficiary shall be considered a fiduciary of the Plan or Trust merely by making an investment direction hereunder.

     13.09 Participant Investment Direction: Each Participant shall have the right and the responsibility to direct the investment of his or her Participant's Account as follows: (i) at the time the Participant first becomes eligible for the Plan, he or she shall direct the investment of his or her Participant's Account in one or more of the Investment Alternatives; (ii) each Participant may change his or her investment direction with respect to future contributions to his or her Participant's Account; and (iii) each Participant may transfer all or part of his or her Participant's Account from one Investment Alternative to another, all in accordance with procedures established from time to time by the Plan Administrator. The Company shall be responsible when transmitting Employee and Company contributions to properly identify the amount to be credited to each Participant's Account.

     13.10 Proxy Voting: Each Participant may direct the Trustee how to vote the shares of the Company common stock held by the Trustee and credited to his Participant's Accounts on the record date established for each meeting or solicitation of consents of the shareholders of the Company. For this purpose, the Plan Administrator shall furnish each such Participant within a reasonable period of time prior to each such meeting the proxy materials provided to shareholders for the meeting or consent solicitation, together with a form to be returned to the Trustee on which may be set forth the Participant's confidential instructions as to the manner of voting such shares of stock. Upon receipt of such instructions, the Trustee shall note such shares, in person or by proxy, in accordance therewith. If within a reasonable period of time prior to any meeting or conclusion of any consent solicitation of the shareholders of the Company, as specified by the Plan Administrator, no instructions have been received by the Trustee from a Participant, the Trustee shall vote the shares of the Company's common stock allocated to this Account, in person or by proxy, in the same manner as the Trustee votes the majority of the shares of the Company's common stock for which instructions are received. Unallocated shares of the Company's common stock, if any, held by the Trustee, shall also be voted by the Trustee, in person or by proxy, in the same manner as the Trustee votes the majority of the shares of the Company's common stock for which instructions are received.

               Each Participant may also direct the Trustee to tender for purchase or acquisition the shares of the Company's common stock held by the Trustee and allocated to his Accounts in the event an offer to purchase, exchange or otherwise acquire such shares is made to all shareholders of the Company's common stock. For this purpose, the Plan Administrator shall furnish to each Participant within a reasonable period of time the materials provided to shareholders with respect to the offer together with a form to be returned to the Trustee on which the Participant may set forth confidential instructions with respect to the offer. If within a reasonable period of time, as specified by the Plan Administrator, no instructions have been received by the Trustee from a Participant relating to the offer, the Trustee shall not tender any shares of the Company's common stock allocated to such Participant's Accounts. The Trustee shall also not tender those shares of the Company's common stock it holds, if any, which are not allocated to an Account

     13.11 Uniformity of Discretion: Wherever under the provisions of this Plan the Plan Administrator is granted discretionary powers which shall affect the rights and benefits of Participants, such discretion shall be exercised uniformly so that all Participants similarly situated shall be similarly treated.

     13.12 Records and Reports: The Plan Administrator shall keep records of all proceedings and actions, shall maintain all such books of account, records, and other data as shall be necessary for the proper administration of the Plan and shall meet the disclosure and reporting requirements of all applicable law.

     13.13 Liability: The Plan Administrator shall be liable for the acts of commission or omission of another Fiduciary when: (a) the Plan Administrator knowingly participates in or knowingly attempts to conceal the act or omission of another Fiduciary and the Plan Administrator knows the act of omission is a breach of fiduciary responsibility by the other Fiduciary; or (b) the Plan Administrator has knowledge of a breach by the other Fiduciary and shall not make reasonable efforts to remedy the breach; or (c) the breach by the Plan
Administrator   of its own fiduciary responsibility permits the other Fiduciary to commit a breach.

     13.14 Indemnification: The Company shall indemnify the Plan Administrator against any and all claims, losses, damages, expenses and liabilities arising from their duties and responsibilities pursuant to the provisions of this Plan, unless the same is determined to be due to gross negligence or willful misconduct.

     13.15 Bonding: Every Fiduciary of the Plan and every person who handles funds or other property of the Plan shall be bonded for each Plan Year in an amount which is not less than the greater of ten percent (10%) of the assets of the Trust or One Thousand Dollars ($1,000.00) but which in no event shall exceed Five Hundred Thousand Dollars ($500,000.00).

     13.16 Claims Procedure: The Plan Administrator shall give written notice to a Participant or his beneficiary of the amount of benefits payable according to the provisions of this Plan within ninety (90) days after such Participant's retirement, Total Disability, death or termination of employment. Within thirty
(30) days after receipt of such notice, such Participant or beneficiary may file with the Plan Administrator a claim disputing such notice of benefits payable; if no such claim if received within the time specified or if such Participant or beneficiary informs the Plan Administrator that he intends to file no such disputing claim, the Plan Administrator may commence payment of benefits in accordance with Section Twelve hereof. If such claim is received within the time specified, written notice of the disposition of a claim shall be furnished the claimant within thirty (30) days after such claim is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.

     13.17 Claims Review: Any Participant or beneficiary who has been denied a benefit, or feels aggrieved by any other action of the Plan Administrator or the Trustee, shall be entitled, upon request to the Plan Administrator and if he has not already done so, to receive a written notice of such action, together with a full and clear statement of the reasons for the action. If the claimant wishes further consideration of his position, he may file with the Plan Administrator a written request for a hearing, together with a written statement of the claimant's position, which shall be filed with the Plan Administrator no later than sixty (60) days after receipt of the written notification provided for above or in section 13.16. The Plan Administrator shall then schedule and conduct a full and fair hearing of the issue within the next thirty (30) days. The decision following such hearing shall be made within thirty (30) days, shall be communicated in writing to the claimant, and shall be the final disposition of the matter.
                        SECTION FOURTEEN

                       TRUST PROVISIONS


     14.01 Fiduciary Responsibility: Property paid to the Trustee shall be held in the Trust established herein and dealt with in accordance with the provisions of this Plan. The Trustee shall discharge his duties with respect to this Plan solely in the interest of the Participants and their beneficiaries and for the exclusive purpose of providing benefits to Participants and their beneficiaries. Such duties shall be discharged with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, paying particular attention to diversifying the investments of this Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

     14.02 Investment in Insurance Policies: At the direction of the Plan Administrator, the Trustee shall have the power to apply for, purchase, hold as owner, maintain, surrender or transfer as an investment of any Participant's account any insurance policy, including a group deposit administration contract with pooled separate account funding; provided, however, that at no time may more than one-half (1/2) of the aggregate of the Company Contributions and the forfeitures allocated to a Participant's account which have been accumulated for less than two (2) years be used to purchase any pay premiums on ordinary life insurance contracts, and provided further, however, that at no time may more than one-fourth (1/4) of the aggregate of the Company Contributions and forfeitures allocated to a Participant's account that have been accumulated for less than two (2) years be used to purchase and pay premiums on term life insurance contracts; and provided further, that the Trustee shall, at or before the retirement of a Participant, either distribute such life insurance contract to the Participant or convert the entire value of any such life insurance contracts into cash or convert such policies to provide periodic income so that no portion of such value may be used to continue life insurance protection beyond the Participant's retirement.

     14.03 Investment Powers of Trustee: Except as provided in sections 13.07, 13.09, 13.10 and 13.11, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan. The Trustee shall have full power and authority to do all acts and to exercise any and all powers which are necessary to exercise such authority and control. These powers shall include all powers conferred upon the Trustee by law and by other provisions of this Agreement as well as the following powers, offered by way of illustration but not of limitation:
          (a) to invest and reinvest the assets of the Trust in any form of property whatsoever, without restriction to investments now or hereafter authorized for fiduciaries, including the investment in one or more collective funds specifically maintained for qualified employee benefit plans by an insurance company, a bank or the Trustee;

          (b) to pool any part of the assets allocated to Participant's Accounts for investment purposes and assigning to such separate Participant's Accounts a fractional interest in said pooled investments;

          (c) to sell, convey, exchange, or otherwise dispose of, or grant options with respect to, any property, real or personal, held hereunder at public or private sale, upon such terms and conditions as the Trustee shall deem advisable; to lease such property for any term, to renovate, develop, improve and manage such property;

          (d) to compromise, adjust and settle any and all claims against or in favor of the Trust;

          (e) to make execute, acknowledge and deliver any and all instruments that the Trustee shall deem necessary or appropriate to carry out the powers herein granted;

          (f) to borrow in such amounts and upon such terms and conditions as the Trustee may deem advisable, and to secure the repayment of such loans by pledging or mortgaging all or any part of the Trust, provided, however, that the proceeds of any borrowing on any insurance policy allocated to a particular Account shall be used exclusively in payment of amounts due or to become due on such insurance policy or any policy allocated to the same Participant's Account; and

          (g) to hold any trust investment, unregistered or registered, in the name of the Trustee or in the name of nominees, but the records of the Trustee shall at all times show that all such investments are part of the Trust.


     14.04 Prohibited Transactions: Subject to the provisions of section 14.05, the Trustee shall not cause the Plan to engage in any transaction if he knows or should know that such transaction constitutes a direct or indirect:


          (a) sale or exchange , or leasing of any property between the Plan and a Disqualified Person;

          (b) lending of money or extension of credit between the Plan and a Disqualified Person;

          (c) furnishing of goods, services or facilities between the Plan and a Disqualified Person;

          (d) transfer to or use by or for the benefit of a Disqualified Person of any assets of the Plan;

          (e) acquisition, on behalf of the Plan of any employer security or employer real property in violation of the Employee Retirement Income Security Act of 1974, as amended;

          (f) act by a Disqualified Person who is a Fiduciary whereby he deals with the income or assets of the Plan in his own interest or for his own account; or

          (g) receipt of any consideration for his own personal account by any Disqualified Person who is a Fiduciary from any party dealing with the Plan in connection with a transaction involving the income or assets of the Plan.

     14.05     Exemptions from Prohibition:  The prohibitions provided in section 14.04 shall not apply to any of the following transactions:

          (a) any contract, or reasonable arrangement made with a Disqualified Person for office space, or legal, accounting or other services necessary for establishment or operation of the Plan, if no more than reasonable compensation is paid therefor;

          (b) the investment of all or part of the Trust funds in deposits which bear a reasonable rate of interest in a bank or similar financial institution which is supervised by the United States or a State and which is a Disqualified Person, such investment being expressly authorized by the Plan Administrator, who is hereby empowered so to instruct the Trustee with respect to such investment;

          (c) the provision of any ancillary service by such a bank or similar financial institution if such bank or institution is a Fiduciary of the Plan and if (1) such service is provided at not more than reasonable compensation, (2) such bank or similar financial institution has adopted adequate internal safeguards which assure that the provision of such service is consistent with sound banking and financial practice, as determined by Federal or State supervisory authority, and (3) the extent to which such service is provided is subject to specific guidelines issued by such bank or similar financial institution, under which such bank or similar financial institution does not provide such service in an excessive or unreasonable manner and in a manner inconsistent with the best interest of the Participants and their beneficiaries;

          (d) the exercise of a privilege to convert securities to the extent provided in regulations to be issued by the Secretary of the Treasury under section 4975(d) of the I.R.C., but only if the Plan receives no less than adequate consideration pursuant to such conversion;

          (e) any sale or purchase or use by the Plan of an interest in a common or collective trust fund or pooled investment fund which is (1) maintained by a bank or trust company supervised by a State or Federal agency,
(2) managed by an advisor contracted by a bank or trust company supervised by a State or Federal agency or (3) maintained by an insurance company qualified to do business in a State if such bank, trust company, advisor or insurance company receives not more than reasonable compensation, such a sale or purchase being expressly authorized hereby;

          (f) receipt by a Disqualified Person of any benefit to which he may be entitled as a Participant or beneficiary of the Plan so long as such benefit is computed and paid on a basis consistent with the terms of the Plan as applied to all other Participants and beneficiaries;

          (g) receipt by a Disqualified Person of any reasonable compensation for services rendered or for reimbursement of expenses properly and actually incurred in the performance of duties with the Plan, except that no person receiving full-time pay from an employer, an association of employees or an employee organization, whose members are Participants may receive compensation from the Plan other than reimbursement of expenses properly and actually incurred; and

          (h) service by a Disqualified Person as a Fiduciary, including Plan Administrator, Trustee or a member of the Committee, in addition to being officer, employee, agent or other representative of a Disqualified Person.

     14.06 Distribution: The Plan Administrator may direct the Trustee to distribute assets of the Trust which a Participant is entitled to receive (a) to the Participant, (b) to any person having custody of the Participant, (c) to the legal guardian of the property of the Participant, (d) to any person who, or corporation which, shall be furnishing maintenance, support or hospitalization to the Participant, or (e) to the beneficiaries of the Participant who are entitled to receive the benefits in accordance with this Plan. The receipt of such person or corporation to whom, or to which, the disbursements are made shall be sufficient release for the Trustee and the recipient shall not be required to account to the Company, the Plan Administrator, the Trustee, any court or any other person for the disposition of the proceeds.

     14.07 Records and Reports: The Trustee shall keep full accounts of all receipts and disbursements under this Plan. Records with respect to the assets under this Plan shall be open to inspection by an officer of the company or the Plan Administrator during business hours of the Trustee. The Trustee shall render an annual report to the Plan Administrator, said report to contain a complete accounting showing the total assets in the Trust Fund as of the Anniversary Date of the Plan, and the fair market value placed on each asset as of that date, as well as a statement of purchases, sales and any investment changes and all income, expenses, and disbursements since the last such report, and to be in such form and to contain such other information concerning the trust fund and the management thereof by the Trustee as shall be required in writing by the Plan Administrator or by regulations issued by the Commissioner of Internal Revenue and the Secretary of Labor.

     14.08 Compensation and Expenses: The Trustee, if he is not an Employee of the Company, shall be paid by the Company such reasonable compensation as shall be agreed upon by the Plan Administrator and the Trustee. In addition to the reasonable compensation provided from herein, if Participant Accounts are established by the Plan Administrator as permitted in section 13.09, then the Trustee as directed by the Plan Administrator may collect 12(b)(1) fees from investment funds provided to Participants under the Plan. The Trustee, in performing its duties under this Plan, may employ counsel, accountants and other agents as it shall deem advisable. The Trustee shall be entitled to reimbursement by the Company for all other proper charges and expenses incurred in carrying out the Trustee's duties under this Agreement, including compensation of counsel, accountants, investment managers and other agents. All taxes of any nature that may be levied or assessed under existing or future laws upon or in respect to the Trust, its assets or income shall be paid by the Company as an expense of the Trust. The Trustee may make any payments referred to in this subsection from the assets of the Trust until paid therefor by the Company.

     14.09 Prior or Subsequent Breaches: A Trustee shall not be liable or responsible in any way for any acts or omissions in the management of the Trust prior to the date he became a Trustee or after the date he shall cease to be a Trustee. A successor Trustee shall not have any duty to review the actions or accountings of any prior Trustee.

     14.10 Two or More Trustees: If at any time National City Bank or its successor shall not be Trustee of the Plan and there shall be two or more Trustees, the Trustees shall jointly manage and control the assets of the Trust, except as provided in section 14.11. Such management or control shall be conducted by unanimous vote if there are two Trustees or by a majority vote if there are more than two Trustees. Any act may be performed by any Trustee and such act shall have the same force and effect as if the act had been performed by all the Trustees.

     14.11 Allocation of Trustees' Duties: If at any time National City Bank or its successor shall not be Trustee of the Plan and there shall be two or more Trustees, the Plan Administrator may allocate specific responsibilities, obligations, and duties among the Trustees. If the Plan Administrator shall make such an allocation, then the specified Trustee shall be responsible for the duties allocated to him and the other Trustees shall not be liable for any breach of fiduciary responsibility for the duties allocated except as provided by law.

     14.12 Liability for Acts of Another Fiduciary: A Trustee shall be liable for the acts or omissions of another Trustee or Fiduciary (including the Plan Administrator, any member of the Committee and any Investment Manager appointed pursuant to section 13.07) when: (a) the Trustee knowingly participates in, or knowingly attempts to conceal the act or omission of the other Trustee or Fiduciary and the Trustee knows the act or omission is a breach of a fiduciary responsibility by the other Trustee or Fiduciary; or (b) the Trustee has knowledge of a breach by the other Trustee or Fiduciary and shall not make reasonable efforts to remedy the breach; or (c) the Trustee's breach of his own fiduciary responsibility permits the other Trustee or Fiduciary to commit a breach.

     14.13 Indemnification: The Company shall indemnify any Trustee of this Plan against any and all claims, losses, damages, expenses and liabilities arising from his duties and responsibilities pursuant to the provisions of this Plan, unless the same is determined to be due to gross negligence or willful misconduct.

     14.14 Successor or Additional Trustee: Any Trustee may resign by giving written notice to the Company. Such resignation shall become effective no sooner than thirty (30) days after the receipt of such written notice by the Company unless the Company shall agree to an earlier date. The Company may at any time remove any Trustee by giving written notice of such removal, which shall become effective upon receipt of such by the Trustee. The Company may appoint a successor Trustee in the place of any removed or resigning Trustee and may at any time appoint one or more additional Trustees to serve with an existing Trustee. Such appointments shall become effective upon acceptance in writing by such Trustee.

     14.15 Written Directions: All directions by the Plan Administrator to the Trustee shall be in writing, signed by an officer of the Plan Administrator or by such other person or persons as may be designated from time to time by the Committee. The Company shall deliver to the Trustee certificates evidencing any appointment and termination of office of the members of the Committee as Plan Administrator, and the Plan Administrator shall deliver to the Trustee certificates designating any other person authorized to act on its behalf, together with specimens of their signatures.

               The Company warrants that all certificates delivered to the Trustee hereunder shall be genuine and executed by the proper person or persons and that all directions issued to the Trustee by any of its officers or agents, or by the Plan Administrator, will be in accordance with the terms of the Plan and not contrary to the provisions of ERISA and regulations issued thereunder.

                        SECTION FIFTEEN

                   AMENDMENT AND TERMINATION


     15.01 Amendment: The Company may amend the Plan at any time, such amendment to be effective upon delivery of a written instrument to the Trustee, provided, however, that:

          (a) no amendment shall affect the rights, responsibilities or duties of the Trustee without the Trustee's written consent;

          (b) no amendment revising the Participant's Vested Interest set forth in section 8.01 shall be effective if the nonforfeitable percentage of the Accrued Benefit derived from the Company's Contributions (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) of any Employee who is a Participant in the plan is less than such nonforfeitable percentage computed without regard to such plan amendment;

          (c)  no amendment shall revise the vesting schedule set forth in section 8.01 unless each Participant with three (3) or more Years of Service is permitted to elect within a reasonable period after the adoption of such amendment to have his Vested Interest calculated under section 8.01 without regard to such amendment; such reasonable period shall end sixty (60) days after the later of the date such amendment is adopted, the effective date of such amendment, or the date upon which such Participant received written notice of such amendment;

          (d) no amendment shall be effective if the Accrued Benefit of any Participant is decreased, other than an amendment described in section 412(c)(8) of the I.R.C. or section 4281 of the Employee Retirement Income Security Act of 1974. For purposes of this paragraph (d) of section 15.01, an amendment which eliminates or decreases a Participant's account balance or eliminates an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing Accrued Benefits;

          (e) no amendment shall provide for the use of funds or assets held under the Plan other than for the benefit of Participants or their beneficiaries; and

          (f)  no amendment shall revest any assets of the Trust in the Company.
     15.02 Retroactive Amendment: The Company may amend this Plan to qualify it under the provisions of Section 401(a) of the I.R.C., and any such amendment, by its terms, may be effective retroactively.

     15.03 Merger, Consolidation or Transfer of Assets: No merger or consolidation of this Plan with, or transfer of assets or liabilities of this Plan to, any other plan shall occur unless each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

     15.04 Suspension of Contributions: The Company reserves the right temporarily to suspend contributions to this Plan at any time. Such suspension shall not operate as a termination of the Plan.

     15.05 Termination: While it is the intention of the Company to continue this Plan and the contributions hereunder indefinitely, the Company reserves the right to terminate this Plan at any time by an instrument in writing executed by the Company and delivered to the Trustee. Such termination shall become effective upon receipt of such written instrument by the Trustee. This Plan shall become terminated if the Company shall be dissolved, be adjudicated as bankrupt, become insolvent, or be merged with another company; provided, however, that in the event of a dissolution, merger or consolidation of the Company, provisions may be made by a successor for the continuance of the Plan, or the merger or consolidation of the Plan, or the transfer of Plan assets in accordance with section 15.03, and no termination shall result therefrom.

     15.06 Vesting Upon Termination: Upon the termination or partial termination of this Plan, or upon complete discontinuance of contributions under this Plan, the Vested Interest of the Accrued Benefit of each Participant affected by such termination, partial termination or discontinuance shall be equal to one hundred percent (100%) of such Accrued Benefit.

     15.07 Distribution of Assets: In the event that this Plan is terminated in accordance with section 15.05, the Accrued Benefit of each Participant shall be distributed to him in accordance with the provisions of Section Twelve.

     15.08 Partial Termination or Discontinuance: If there shall be a partial termination or complete discontinuance of contributions such that Accrued Benefits become one hundred percent (100%) vested in accordance with section 15.06, the Trustee, at his discretion, shall decide whether to terminate the Plan, making at that time full distribution of all Accrued Benefits in accordance with Section Twelve, or to continue the Plan, in which case distribution shall be made in accordance with the provisions of this Plan in the usual manner.

                        SECTION SIXTEEN

                   MISCELLANEOUS PROVISIONS


     16.01 Employment Rights: This Plan shall not be construed to confer upon any Participant or other Employee any right of employment or to alter any contract of employment between the Company and its Employees. The Company reserves and retains the right to deal with its Employees, whether or not Participants hereunder, and to terminate their employment at any time, to the same extent as though this Plan had not been created.

     16.02 Spendthrift: The interest and benefits under this Plan of any Participant or beneficiary shall not be subject to assignment, alienation, pledge, attachment, garnishment, sequestration or other legal process, or to the claims of creditors. This prohibition shall not, however, apply to any voluntary and revocable assignment of up to ten percent (10%) of any benefit made by any Participant who is receiving benefits under this Plan. Any such assignment or alienation shall neither be for the purpose nor have the effect of defraying Plan administration costs. This provision shall not apply in the case of a Qualified Domestic Relations Order.

     16.03 Return of Certain Company Contributions: Notwithstanding any other provision of this Plan, the following Company Contributions shall be returned to the Company in the following manner:

          (a) Any Company Contribution which is made by the Company by a mistake of fact shall be returned to the Company within one (1) year after the payment of the Company Contribution. However, any earnings attributable to the excess Company Contribution may not be returned to the Company, but losses attributable thereto must reduce the amount to be so returned. If the withdrawal of the amount attributable to the mistaken Contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Company will be limited so as to avoid such reduction;

          (b) Any Company Contribution which is conditioned upon the initial qualification of this Plan under I.R.C. section 401 shall be returned to the Company within one (1) year after the date of an adverse determination if the Plan receives such determination with respect to its initial qualification, but only if the application for determination is made by the time prescribed by law for filing the Company's return for the taxable year in which this Plan was adopted or such later date as the Secretary of the Treasury may prescribe. If a Company Contribution is returned to the Company due to initial disqualification of the Plan, then the entire assets of the Plan attributable to Company Contributions may be returned to the Company; and

          (c) Any Company Contribution which is conditioned upon the deductibility of such Company Contribution under I.R.C. section 404 shall be returned to the Company, to the extent the deduction is disallowed, within one
(1) year after the disallowance. However, any earnings attributable to the excess Company Contribution may not be returned to the Company, but losses attributable thereto must reduce the amount to be so returned. If the withdrawal of the amount attributable to the nondeductible Contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the nondeductible amount not been contributed, then the amount to be returned to the Company will be limited so as to avoid such reduction.

               In no other manner, however, shall funds held in the Trust revert to the Company.

     16.04 Multiple Fiduciary Capacities: Any person or persons may at any time and from time to time serve in more than one fiduciary capacity with respect to the Plan, including simultaneous service as Trustee and Plan Administrator or member of the Committee.

     16.05 Credit for Qualified Military Service: Notwithstanding any provision of this Plan to the contrary, effective as required by the Uniform Services Employment Rights Act "USERRA" contributions, benefits and service credit with respect to qualified military service will be provided in accordance with I.R.C. section 414(u).

     16.06 Severability: If any provision of this Plan shall be held invalid and unenforceable, the valid and enforceable provisions which remain shall continue to be given effect and to bind the parties hereto.

     16.07 Rule Against Perpetuities: If the indefinite continuance of this Plan and the Trust created herein would be in violation of the law, then this Plan and Trust shall continue for the maximum period permitted by law and shall then terminate, whereupon distribution of its assets shall be made as provided by Section Twelve and Section Fifteen.

     16.08 Usage: Whenever applicable the masculine gender, when used in this Plan, shall include the feminine and neuter genders, and the singular shall include the plural.

     16.09 Captions: The captions of Sections and subsections contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the Plan or the construction of any provision thereof.

     16.10 Law Governing: This Agreement shall be construed according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974.

     IN WITNESS WHEREOF, the Company and the Trustee have caused these presents to be duly executed the day and year first above written.

ATTEST:                            SPARTECH POLYCOM , INC.


______________________________     By:___________________________
                     Secretary                           President

     (Corporate Seal)





ATTEST:                            NATIONAL CITY BANK



___________________                By:

                                   Name:

                                   Title: